EXHIBIT 99.1

FOR IMMEDIATE RELEASE
The Jones Group Inc.

Investor Contact:
John T. McClain, Chief Financial Officer
The Jones Group
(212) 703-9189

Media Contacts:
Joele Frank and Sharon Stern
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

THE JONES GROUP INC. REPORTS 2013 FIRST QUARTER FINANCIAL RESULTS

New York, New York - May 1, 2013 - The Jones Group Inc. (NYSE: JNY; the "Company") today reported results for the first quarter ended April 6, 2013. Revenues for the first quarter of 2013 were $1,009 million, as compared with $936 million for the first quarter of 2012.

The Company reported adjusted earnings per share ("EPS") of $0.15 for the first quarter of 2013, as compared with adjusted EPS of $0.31 for the same period last year. The results for both periods include charges and gains relating to balances denominated in foreign currencies. The current year quarter includes net charges of approximately $6 million ($4 million after tax), or $0.05 per share, whereas in the prior year quarter, net gains of $4 million ($3 million after tax), or $0.03 per share, were realized. The adjusted results exclude charges related to the impairments of certain intangible assets, the impact of severance and other costs related to restructuring activities, certain acquisition-related costs and other costs not considered relevant for period-over-period comparisons (see reconciliation of adjusted earnings to reported earnings in the accompanying schedule).

As reported under generally accepted accounting principles ("GAAP"), the Company reported first quarter earnings per share of $0.01 in 2013 and a ($0.01) loss per share in 2012. The results for 2013 include charges of $17 million ($11 million after tax) relating to the planned closure of certain Company-operated retail stores, restructuring, acquisitions, and other cost saving initiatives. The results for 2012 include charges of $28 million ($18 million after tax) related to the Stuart Weitzman acquisition and $12 million ($8 million after tax) of restructuring and strategic review costs.

Wesley R. Card, The Jones Group Chief Executive Officer, stated: "First quarter revenues were in line with our revised expectations, with the jeanswear business registering the largest improvement in operating results. For other areas of the business, the cold weather negatively impacted seasonal spring product sales and, accordingly, gross margins for the first quarter were approximately 210 basis points below last year. The domestic wholesale footwear and accessories business registered improved operating results; while the international businesses, primarily retail, were negatively impacted by economic conditions and cold weather, particularly in Europe. We expect continued margin pressure in sportswear in the second quarter, as we clear spring merchandise in anticipation of our new and refocused product offerings for fall."

Net cash used by operating activities during the first quarter of 2013 was $137 million, compared with $60 million in the prior period. The current year results reflect a higher level of required investment in working capital and higher tax and interest payments. At April 6, 2013, the Company had $45 million in cash and $65 million drawn under its $650 million of committed revolving credit facilities.

John T. McClain, The Jones Group Chief Financial Officer, commented: "Our financial position remains strong. We ended the quarter with $45 million in cash and $65 million drawn on our revolver, to meet seasonal working capital needs. Our approach to inventory commitments continues to be conservative, and we continue to emphasize tight expense control. We believe these actions will enable us to maintain a strong balance sheet."

Mr. Card concluded: "Our efforts to enhance profitability are showing some early signs of success. We are experiencing growth in the majority of our core brands and are continuing to diversify our portfolio in favor of the areas that we believe offer the greatest opportunity for revenue growth. However, we believe we can do more to strengthen results. The strategic actions announced last week are designed to substantially improve the performance of our domestic retail business, and create operational efficiencies and reduce costs within the wholesale channel. At the same time, we continue to focus on delivering quality products that resonate with our customers."

The Company's Board of Directors has declared a regular quarterly cash dividend of $0.05 per share to all common stockholders of record as of May 17, 2013, for payment on May 31, 2013.

The Company will host a conference call with management to discuss these results at 8:30 a.m. Eastern Time today, which is accessible by dialing 412-858-4600 or through a web cast at www.jonesgroupinc.com (under Investor Relations/Conference Schedule). The call will be recorded and made available through May 9, 2013 and may be accessed by dialing 877-344-7529 (International 412-317-0088). Enter account number 10026948. A slide presentation will accompany the prepared remarks and has been posted with the webcast on the Company's website.

Presentation of Information in the Press Release

Financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. A complete reconciliation of the GAAP measures presented to the comparable non-GAAP information appears in the financial tables section of this press release.

About The Jones Group Inc.

The Jones Group Inc. (www.jonesgroupinc.com) is a leading global designer, marketer and wholesaler of over 35 brands with product expertise in apparel, footwear, jeanswear, jewelry and handbags. The Jones Group has a reputation for innovation, excellence in product quality and value, operational execution and talent. The Company also markets directly to consumers through branded specialty retail and outlet stores, through concessions at upscale department stores and through its e-commerce sites.

The Company's internationally recognized brands and licensing agreements (L) include: Nine West, Jones New York, Anne Klein, Kurt Geiger, Rachel Roy (L), Robert Rodriguez, Robbi & Nikki, Stuart Weitzman, Brian Atwood (L), Boutique 9, Easy Spirit, Carvela, Gloria Vanderbilt, l.e.i., Bandolino, Enzo Angiolini, Nine & Co., GLO, Joan & David, Miss KG, Kasper, Energie, Evan-Picone, Le Suit, Mootsies Tootsies, Grane, Erika, Napier, Jessica Simpson (L), Givenchy (L), Judith Jack, Albert Nipon, Pappagallo and Rafe(L).

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes," "expects," "plans," "intends," "anticipates" and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including:

  those associated with the effect of national, regional and international economic conditions;
  lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;
  the tightening of the credit markets and the Company's ability to obtain capital on satisfactory terms;
  given the uncertain economic environment, the possible unwillingness of committed lenders to meet their obligations to lend to borrowers, in general;
  the performance of the Company's products within the prevailing retail environment;
  customer acceptance of both new designs and newly-introduced product lines;
  the Company's reliance on a few department store groups for large portions of the Company's business;
  the Company's ability to identify acquisition candidates and, in a competitive environment for such acquisitions, acquire such businesses on reasonable financial and other terms;
  the integration of the organizations and operations of any acquired businesses into the Company's existing organization and operations;
  consolidation of the Company's retail customers;
  financial difficulties encountered by the Company's customers;
  the effects of vigorous competition in the markets in which the Company operates;
  the Company's ability to attract and retain qualified executives and other key personnel;
  the Company's reliance on independent foreign manufacturers, including political instability in countries where contractors and suppliers are located;
  changes in the costs of raw materials, labor, advertising and transportation, including the impact such changes may have on the pricing of the Company's products and the resulting impact on consumer acceptance of the Company's products at higher price points;
  the Company's ability to successfully implement new operational and financial information systems;
  the Company's ability to secure and protect trademarks and other intellectual property rights;
  the effects of extreme or unseasonable weather conditions; and
  the Company's ability to implement its strategic initiatives to enhance profitability.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

THE JONES GROUP INC.
CONSOLIDATED OPERATING RESULTS
(UNAUDITED)

All amounts in millions, except per share data	FIRST QUARTER
	2013		2012
Net sales	$997.6	98.9%	$923.4	98.7%
Licensing income	10.8	1.1	12.3	1.3
Other revenues	0.3	0.0	0.3	0.0
Total revenues	1,008.7	100.0	936.0	100.0
Cost of goods sold	660.3	65.5	592.5	63.3
Gross profit	348.4	34.5	343.5	36.7
SG&A expenses	331.5	32.9	303.3	32.4
Operating income	16.9	1.7	40.2	4.3
Net interest expense and financing costs (1)	(16.1)	(1.6)	(42.7)	(4.6)
Equity in income of unconsolidated affiliate	0.6	0.1	0.9	0.1
Income (loss) before provision (benefit) for income taxes	1.4	0.1	(1.6)	(0.2)
Provision (benefit) for income taxes	0.5	0.0	(0.6)	(0.1)
Net income (loss)	0.9	0.1	(1.0)	(0.1)
Less: income attributable to noncontrolling interest	0.4	0.0	0.2	0.0
Income (loss) attributable to Jones	$0.5	0.0%	$(1.2)	(0.1%)
Earnings (loss) per share (2)
Net income (loss)	$0.9		$(1.0)
Less: income attributable to noncontrolling interest	0.4		0.2
Income (loss) attributable to Jones	0.5		(1.2)
Less: income (loss) allocated to participating securities	-		(0.2)
Income (loss) available to common stockholders of Jones	$0.5		$(1.0)
Shares outstanding - diluted	75.9		76.1
Earnings (loss) per share - diluted	$0.01		$(0.01)

Percentages may not add due to rounding.

(1)	Refer to item "g" on the Reconciliation of Non-GAAP Measures to GAAP for amounts impacting interest expense relating to adjustment of remaining consideration payable related to acquisition of Stuart Weitzman.

(2)	Earnings per share is calculated under the "two-class method," where income is allocated between common shares and participating securities (unvested restricted shares held by employees that have a nonforfeitable right to dividends). Both our common shares and participating securities share equally in dividend payments and earnings.

THE JONES GROUP INC.
Reconciliation of Non-GAAP Measures to GAAP
for the quarters ended April 6, 2013 and March 31, 2012
(UNAUDITED)

All amounts in millions, except per share data	FIRST QUARTER
	2013	2012
Operating income	$16.9	$40.2
Adjustments:
Items affecting segment income:
Expenses related to retail store closure plan (a)	8.5	0.5
Charges related to acquired businesses (b)	1.8	(0.9)
Other business development costs (c)	-	0.2
Present value adjustments to lease liabilities for properties not in use (d)	0.2	-
Severance and other charges related to executive management changes (e)	-	3.7
Other restructuring expenses and certain other charges (f)	6.9	8.9
Total adjustments to operating income	17.4	12.4
Adjusted operating income	$34.3	$52.6
Income (loss) attributable to Jones (as reported)	$0.5	$(1.2)
Provision (benefit) for income taxes	0.5	(0.6)
Adjustments to operating income, from above	17.4	12.4
Adjustment of remaining consideration payable related to acquisition of Stuart Weitzman (g)	(0.4)	27.7
Adjusted income before provision for income taxes	18.0	38.3
Adjusted provision for income taxes	6.8	14.3
Adjusted income attributable to Jones	11.2	24.0
Less: adjusted income allocated to participating securities	(0.4)	(0.4)
Adjusted income available to common stockholders of Jones	$10.8	$23.6
Earnings (loss) per share - diluted (as reported)	$0.01	$(0.01)
Provision (benefit) for income taxes	0.01	(0.01)
Items affecting segment income:
Expenses related to retail store closure plan (a)	0.11	0.01
Charges related to acquired businesses (b)	0.03	(0.01)
Other business development costs (c)	-	-
Present value adjustments to lease liabilities for properties not in use (d)	-	-
Severance and other charges related to executive management changes (e)	-	0.05
Other restructuring expenses and certain other charges (f)	0.09	0.11
Adjustment of remaining consideration payable related to acquisition of Stuart Weitzman (g)	(0.01)	0.35
Adjusted income before provision for income taxes	0.24	0.49
Adjusted provision for income taxes	0.09	0.18
Adjusted earnings per share - diluted	$0.15	$0.31
Non-GAAP adjustments affecting income by segment (h):
Domestic wholesale sportswear (b,e,f)	$3.5	$3.9
Domestic wholesale jeanswear (d,e,f,g)	0.6	1.2
Domestic wholesale footwear and accessories (e,f)	0.7	2.1
Domestic retail (a,e,f,g)	8.7	1.4
International wholesale (e,f)	1.6	0.1
International retail (b,f)	1.6	1.5
Licensing, other & eliminations (b,c,e,f)	0.7	2.2
Total	$17.4	$12.4
(a)	2013 and 2012 include severance, fixed asset impairment and other charges and credits related to the closure of underperforming retail locations.
(b)	2013 and 2012 include the adjustments of the contingent consideration payable for the Robert Rodriguez acquisition and the amortization of certain acquired intangible assets related to the acquisition of Kurt Geiger.
(c)	2013 and 2012 include investment consulting fees, legal fees, accounting fees and other items related to acquisitions and other business development activities.
(d)	2013 includes present value accruals and adjustments for liabilities related to leases on properties currently not in use.
(e)	2012 includes severance and restricted stock charges related to executive management changes.
(f)	2013 and 2012 include severance, occupancy, and other costs related to the restructuring of corporate and business support functions and other charges not considered by management to be part of ongoing operations.
(g)	2013 and 2012 represent the fair value adjustment in accordance with GAAP of the remaining consideration payable related to the acquisition of Stuart Weitzman.
(h)	See "Segment Information" page for the presentation of GAAP and Adjusted amounts.

	FIRST QUARTER
	2013	2012
GAAP Gross Profit	$348.4	$343.5
Other restructuring expenses and certain other charges (f)	0.4	0.2
Adjusted Gross Profit	$348.8	$343.7

THE JONES GROUP INC.
SEGMENT INFORMATION
(UNAUDITED)

Dollars in millions	Domestic Wholesale Sportswear	Domestic Wholesale Jeanswear	Domestic Wholesale Footwear & Accessories	Domestic Retail	International Wholesale	International Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal quarter ended April 6, 2013
Revenues	$216.5	$256.6	$241.2	$126.1	$73.2	$84.3	$10.8	$1,008.7
Segment income (loss)	$10.2	$34.2	$21.9	$(35.0)	$5.6	$(8.2)	$(11.8)	16.9
Segment margin	4.7%	13.3%	9.1%	(27.8% )	7.7%	(9.7% )		1.7%
Net interest expense (a)								(16.1)
Equity in income of unconsolidated affiliate								0.6
Income before provision for income taxes								$1.4
Segment income (loss)	$10.2	$34.2	$21.9	$(35.0)	$5.6	$(8.2)	$(11.8)	$16.9
Adjustments affecting segment income (b)	3.5	0.6	0.7	8.7	1.6	1.6	0.7	17.4
Adjusted segment income (loss)	$13.7	$34.8	$22.6	$(26.3)	$7.2	$(6.6)	$(11.1)	$34.3
Adjusted segment margin	6.3%	13.6%	9.4%	(20.9% )	9.8%	(7.8% )		3.4%

For the fiscal quarter ended March 31, 2012
Revenues	$233.6	$184.8	$225.9	$128.1	$73.4	$77.9	$12.3	$936.0
Segment income (loss)	$23.2	$16.6	$18.4	$(22.4)	$9.9	$(4.9)	$(0.6)	40.2
Segment margin	9.9%	9.0%	8.1%	(17.5% )	13.5%	(6.3% )		4.3%
Net interest expense (a)								(42.7)
Equity in income of unconsolidated affiliate								0.9
Loss before benefit for income taxes								$(1.6)
Segment income (loss)	$23.2	$16.6	$18.4	$(22.4)	$9.9	$(4.9)	$(0.6)	$40.2
Adjustments affecting segment income (b)	3.9	1.2	2.1	1.4	0.1	1.5	2.2	12.4
Adjusted segment income (loss)	$27.1	$17.8	$20.5	$(21.0)	$10.0	$(3.4)	$1.6	$52.6
Adjusted segment margin	11.6%	9.6%	9.1%	(16.4% )	13.6%	(4.4% )		5.6%

(a)	Refer to item "g" on the Reconciliation of Non-GAAP Measures to GAAP for amounts impacting interest expense relating to adjustment of remaining consideration payable related to acquisition of Stuart Weitzman.

(b)	See "Reconciliation of Non-GAAP Measures to GAAP" page.

THE JONES GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

All amounts in millions	April 6, 2013	March 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$44.7	$147.1
Accounts receivable	446.2	458.6
Inventories	498.3	473.0
Deferred taxes	36.2	34.6
Other current assets	51.3	54.6
Total current assets	1,076.7	1,167.9
Property, plant and equipment, at cost, less accumulated depreciation and amortization	265.6	273.0
Goodwill	212.5	258.5
Other intangibles, less accumulated amortization	854.8	900.9
Other assets	134.5	134.9
Total assets	$2,544.1	$2,735.2
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings	$64.5	$-
Current portion of long-term debt and capital lease obligations	2.2	2.1
Current portion of acquisition consideration payable	20.8	228.3
Accounts payable	208.2	244.7
Accrued expenses and other current liabilities	127.6	136.8
Total current liabilities	423.3	611.9
Long-term debt and obligations under capital leases	952.7	855.2
Deferred taxes	61.6	74.9
Acquisition consideration payable	3.2	5.8
Other	114.0	93.6
Total liabilities	1,554.8	1,641.4
Redeemable noncontrolling interest	0.6	-
Equity	988.7	1,093.8
Total liabilities and equity	$2,544.1	$2,735.2

THE JONES GROUP INC.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

All amounts in millions	Three Months Ended
	April 6, 2013	March 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$0.9	$(1.0)
Adjustments to reconcile net income (loss) to net cash used in operating activities, net of acquisitions:
Amortization of employee stock options and restricted stock	10.9	9.3
Depreciation and other amortization	21.7	22.5
Impairment losses	6.2	0.4
Adjustments to acquisition consideration payable	(0.9)	24.6
Equity in income of unconsolidated affiliate	(0.6)	(0.9)
Deferred taxes	-	(9.5)
Other items, net	7.3	(1.0)
Changes in operating assets and liabilities:
Accounts receivable	(67.8)	(117.5)
Inventories	(15.7)	20.8
Accounts payable	(47.9)	7.4
Income taxes payable/prepaid taxes	(0.5)	14.9
Acquisition consideration payable	(8.9)	(0.3)
Other assets and liabilities, net	(41.4)	(29.5)
Total adjustments	(137.6)	(58.8)
Net cash used in operating activities	(136.7)	(59.8)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(16.3)	(18.2)
Other	(0.2)	(0.2)
Net cash used in investing activities	(16.5)	(18.4)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in short-term borrowings	64.5	-
Repurchase of common stock	(9.0)	(8.9)
Dividends paid	(4.0)	(4.0)
Payments of acquistion consideration payable	(2.5)	(2.0)
Other	(0.7)	1.5
Net cash provided by (used in) financing activities	48.3	(13.4)
EFFECT OF EXCHANGE RATES ON CASH	-	(0.1)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(104.9)	(91.7)
CASH AND CASH EQUIVALENTS, BEGINNING	149.6	238.8
CASH AND CASH EQUIVALENTS, ENDING	$44.7	$147.1